Exhibit 10.2

                Monroe Bank & Trust Salary Continuation Agreement

THIS AGREEMENT is made this 21st day of December, 2000, by and between Monroe Bank & Trust, a Michigan-chartered commercial bank located in Monroe, Michigan (the "Company" and Ronald D. LaBeau (the "Executive").



INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets. None of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act 12U.S.C. 1818(k)(4)(A)(ii) and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) 12 CFR 359.1(f)(1)(ii) exists or, to the best of knowledge of the Company, is contemplated insofar as the Company is concerned.



AGREEMENT

The Executive and the Company agree as follows:



Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1  (Intentionally left blank)

         (1)  (Intentionally left blank)

         (2)  Intentionally left blank)

         1.2  ""Code"  means the Internal Revenue Code of 1986, as amended.



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         1.3  "Disability" means, if the Executive is covered by a
         Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

         1.4  "Early Retirement Age"  means the Executive's 60th birthday.

         1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, or Termination for Cause.

         1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.7  "Effective Date"  means December 21, 2000.

         1.8  (Intentionally left blank)

         (1)  (Intentionally left blank)

         (2)  Intentionally left blank)

                  (a)  (Intentionally left blank)

                  (b)  (Intentionally left blank)

                  (c)  (Intentionally left blank)

         (3)  (Intentionally left blank)

         (4)  (Intentionally left blank)

         (5)  (Intentionally left blank)

         (6)  (Intentionally left blank)

         1.9  "Normal Retirement Age"  means the Executive's 65th birthday.

         1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.11 "Plan Year" means a twelve-month period commencing on December 21, 2000 and ending on December 20 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

         1.12 "Termination for Cause" See Section 5.1

         1.13 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence, which is approved by the Company.



Article 2

Lifetime Benefits

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

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         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is
$139,600 (One Hundred Thirty Nine Thousand and six hundred dollars no/100). The Company's Board of Directors, in its sole discretion, may increase the annual benefit under this Section 2.1.1; however, any increase shall require the recalculation of Schedule A.

         2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for ten years.

         2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board Of Directors, in its sole discretion, may increase the benefit.

         2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

         2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). However, any increase in the annual benefit under Section 2.1.1 shall require the recalculation of the Early Termination Annual Benefit on Schedule A.

         2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Age. The annual benefit shall be paid to the Executive for ten years.

         2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

         2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). However, any increase in the annual benefit under Section
2.1.1 would require the recalculation of the Disability benefit on Schedule A.

         2.3.2 Payment of Benefit. The Company shall pay the Disability Annual Benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for ten years.

         2.3.2 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.4    (Intentionally left blank)

         2.4.1  (Intentionally left blank)

         2.4.2  (Intentionally left blank)



Article 3

Death Benefits

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         3.1  Death During Active Service. If the Executive dies before the
Normal Retirement Age while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in the Split Dollar Agreement and Endorsement attached as Addendum A between the Company and the Executive in lieu of any other benefit payable hereunder.

         3.2 Death During Benefit Period. If the Executive dies after any benefit payments provided pursuant to Article II have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived and no death benefit shall be payable under this Article 3.

         3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to any benefit payments provided pursuant to Article II under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.



Article 4

Beneficiaries

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.



         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.



Article 5

General Limitations

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

                      (a)  Gross negligence or gross neglect of duties;

                      (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                      (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the

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                           Executive's employment and resulting in an adverse
                           effect on the Company.


         5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

         5.3 Removal. If the Executive is removed from office and/or permanently prohibitedfrom participating in the conduct of the Company's affairs by an order issued under Section 8 (e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order.

         5.4 Insolvency. If the Michigan Financial Institutions Division appoints the Federal Deposit Insurance Corporation as receiver for the Company pursuant to Michigan Comp. Laws 487.12402, all obligations under this Agreement shall terminate as of the date of the Company's declared insolvency, but vested rights of the contracting parties shall not be affected.

         5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Company, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested, however, shall not be affected by such action.



Article 6

Claims and Review Procedures

         6.1 Claims Procedure. The Company shall notify any person or entity the makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, or his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If,


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because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Company, but notice of this deferral shall be given to the Claimant.



Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.



Article 8

Miscellaneous

         8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Successors: Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

         8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Michigan, except to the extent preempted by the laws of the United States of America.

         8.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a)  Interpreting the provisions of the Agreement;


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                  (b)  Establishing and revising the method of accounting for the Agreement;

                  (c)  Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         8.11 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         8.12 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         8.13 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a)  If to the Company, to:

                       Board of Directors

                       Monroe Bank & Trust

                       102 E. Front Street

                       Monroe, Michigan  48161



                  (b)  If to the Executive, to:

                       Ronald D. LaBeau

                       2085 Hollywood Dr.

                       Monroe, MI  48162

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         8.14     (Intentionally left blank)



         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.



EXECUTIVE:                                      COMPANY:

/s/ Ronald D. LaBeau                            MONROE BANK & TRUST
- --------------------------
Ronald D. LaBeau                                By: /s/ James E. Morr
                                                   -----------------------
                                                        James E. Morr
                                                Title:  Executive Vice President

SCHEDULE A

                MONROE BANK & TRUST SALARY CONTINUATION AGREEMENT



                                Ronald D. LaBeau




Plan Year              Accrual Balance                                Vested Accrual Balance

       Early Termination Annual Benefit Payable at 65         Disability Annual Benefit Payable at 65
       1                75,827                75,827                20,893            20,893
       2               157,948               157,948                40,184            40,184
       3               246,885               246,885                57,997            57,997
       4               343,203               343,203                74,445            74,445
       5               447,516               447,516                89,632            89,632
       6               560,487               560,487               103,655           103,655
       7               682,835               682,835               116,604           116,604
       8               815,337               815,337               128,560           128,560
       9               958,837               958,837               139,600           139,600

                                   Addendum A

            Monroe Bank & Trust Split Dollar Life Insurance Agreement

THIS SPLIT DOLLAR AGREEMENT is made and entered into this 27th day of December, 2000, by and between MONROE BANK & TRUST, located in Monroe, Michigan (the "Company"), and Ronald D. LaBeau (the "Executive"). This Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.



INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of
65. The Company will pay life insurance premiums from its general assets.



Article 1

General Definitions

Capitalized terms not otherwise defined in this Split Dollar Agreement shall have the same meaning as defined in the Salary Continuation Agreement of even date herewith. The following terms shall have the meanings specified.

         1    "Insurer" means Great-West Life & Annuity Insurance Company.

         2 "Policy" means insurance policy no. 85998002 issued by the Insurer.

         3    "Insured" means the Executive.



Article 2

Policy Ownership/Interests

         2.1 Bank Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid pursuant to Article 2.2 below.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of death proceeds in the amount of $958,837. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this Section 2.2 if the Executive is not in the full-time employment of the Company at the time of death, except for reason of a leave of absence approved by the Company.

         2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. Such right of first refusal to purchase the Policy must be exercised within 60 days from the date the Company gives written notice of the Company's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Company to terminate this Split Dollar Agreement.

         2.4 Comparable Coverage. Upon execution of this Agreement, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and executes a new Split Dollar Agreement and Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.



Article 3

Premiums

         3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Company shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the net death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.



Article 4

Assignment

The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.



Article 5

Insurer

The insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.



Article 6

Claims Procedure

         6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim under this Split Dollar Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or ineligibility for benefits under this Split Dollar Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Split Dollar Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Split Dollar Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.



         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of this Split Dollar Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.



Article 7

Amendments and Termination



This Split Dollar Agreement may be amended or terminated only by a written Split Dollar Agreement signed by the Company and the Executive. However, unless otherwise agreed to by the Company and The Executive, this Agreement will automatically terminate upon the Executive's 65th birthday.



Article 8

Miscellaneous



         8.1 Binding Effect. This Split Dollar Agreement shall bind the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.



         8.2 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Successors; Binding Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Company would be required to perform this Split Dollar Agreement if no such succession had taken place.

         8.4 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Michigan, except to the extent preempted by the laws of the United States of America.

         8.5 Entire Agreement. This Split Dollar Agreement constitutes the entire split dollar agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of the Split Dollar Agreement other than those specifically set forth herein.

         8.6 Administration. The Company shall have powers which are necessary to administer this Split Dollar Agreement, including but not limited to:

              (a) Interpreting the provisions of the Split Dollar Agreement;

              (b) Establishing and revising the method of accounting for the
                  Split Dollar Agreement;

              (c) Maintaining a record of benefit payments; and

              (d) Establishing rules and prescribing any forms necessary or desirable to administer the Split Dollar Agreement.

         8.7 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Split Dollar Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         8.8 Severability. If for any reason, any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Split Dollar Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Split Dollar Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         8.9 Headings. The headings of Sections herein are included solely for convenience or reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

         8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

              (a)      If to the Company to:
                       Board of Directors
                       Monroe Bank & Trust
                       102 East Front Street
                       Monroe, Michigan  48161

              (b)      If to the Executive, to:
                       Ronald D. LaBeau
                       2085 Hollywood Dr.
                       Monroe, MI  48162

         and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

IN WITNESS WHEREOF, the Company has caused this Split Dollar Agreement to be executed, sealed and attested on its behalf by its duly authorized officers and the Executive has hereunto set his/her hand as of the date and year first above written.

EXECUTIVE:                                  COMPANY:

                                            MONROE BANK & TRUST

/s/ Ronald D. LaBeau                        /s/ James E. Morr
Ronald D. LaBeau                            By: James E. Morr
                                            Its: Executive Vice President



                   Monroe Bank & Trust Split Dollar Agreement



Policy No.   85998002                        Insured:    Ronald D. LaBeau



Supplementing and amending the application for insurance to Great-West Life & Annuity Insurance Company ("Insurer") on October 20, 2000 (the application date), the applicant requests and directs that:



BENEFICIARIES

         1. MONROE BANK & TRUST, located in Monroe, Michigan (the "Company"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid pursuant to paragraph (2) below.

         2. The Insured or the Insured's transferee shall designate the beneficiary of death proceeds in the amount of $958,837, subject to the provisions of paragraph (5) below.

OWNERSHIP

         3. The Owner of the Policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph
              (4) of this endorsement.

         4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

         5. Notwithstanding the provisions of paragraph (4) above, the Insured, the Insured's transferee or the Insured's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured is not in the full-time employment of the Company at the time of death, except for reason of a leave of absence approved by the Company.



MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.



OWNER'S AUTHORITY

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Company accordingly.

         Any transferee's rights shall be subject to this Endorsement.

         The Owner accepts and agrees to this split dollar endorsement.

         The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.



Signed at Monroe, Michigan, this 27th day of December, 2000



MONROE BANK & TRUST

/s/ James E. Morr

By:  James E. Morr

Its:    Executive Vice President



Signed at Monroe, Michigan, this 27th day of December, 2000

THE INSURED:

/s/ Ronald D. LaBeau

Ronald D. LaBeau